UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 28, 2005
(Date of earliest event reported)

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
(Exact Name of Registrant as specified in charter)

          Delaware                                                            000-26749                                                       11-2581812
         (State or other                                                 (Commission                                           (I.R.S. Employer
 Jurisdiction of Incorporation)                                 File Number)                                    Identification Number)

26 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 1.01      Entry into a Material Definitive Agreement.

On January 28, 2005, the Company executed a new five-year, $65 million cash-flow-based line of credit, which replaced the Company's $40 million asset-based line of credit which terminated on January 28, 2005 and was fully repaid. Subject to certain conditions, the new line of credit also contains a loan expansion feature of $35 million. The new facility was entered into with a group of commercial banks led by JPMorgan Chase, and also includes Wachovia and HSBC.

        Item 9.01      Financial Statements and Exhibits.

c) Exhibits.

10.	Credit Agreement, dated as of January 28, 2005, among National Medical Health Card Systems, Inc., HSBC Bank USA, Wachovia Bank, N.A., and JPMorgan Chase, N.A., individually and as Administrative Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2005

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. By: /s/ Stuart F. Fleischer —————————————— Name: Stuart F. Fleischer Title: Chief Financial Officer